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                                                                     EXHIBIT 5.1


(ANDREWS KURTH LLP LOGO)                                  Andrews Kurth LLP
                                                          600 Travis, Suite 4200
                                                          Houston, Texas 77002
                                                          713.220.4200 Phone
                                                          713.220.4285 Fax
                                                          andrewskurth.com



                                 October 7, 2003


Board of Directors
Weatherford International Ltd.
Weatherford International, Inc.
515 Post Oak Boulevard, Suite 600
Houston, Texas 77027-3415

Gentlemen:

                  We have acted as special counsel to Weatherford International Ltd., a Bermuda exempted company (the "Issuer"), and its wholly owned indirect subsidiary, Weatherford International, Inc., a Delaware corporation (the "Guarantor" and, together with the Issuer, the "Obligors"), in connection with the public offering of $250,000,000 aggregate principal amount of the Issuer's 4.95% Senior Notes due 2013 (the "Notes"). The notes are to be (i) issued under the Indenture, dated as of October 1, 2003, by and among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (the "Indenture") and (ii) fully and unconditionally guaranteed by the Guarantor pursuant to a guarantee (the "Guarantee") included in the Indenture.

                  This opinion is being furnished in accordance with the requirements of Item 601 (b) (5) of Regulation S-K under the Securities Act of 1933, as amended, (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

                  (i) the Registration Statement on Form S-3, dated as of October 17, 2002, including the form of prospectus included therein and the documents incorporated by reference therein (the "Registration Statement");

                  (ii) the prospectus dated October 2, 2003, filed by the Issuer and the Guarantor pursuant to Rule 424(b) of the Act and the documents incorporated by reference therein;

                  (iii) the Guarantor's Certificate of Incorporation and By-laws, each as amended to date;

                  (iv) the Indenture;

                  (v) the Officers' Certificate dated October 7, 2003 establishing the terms of the Notes;

                  (vi) the Underwriting Agreement, dated as of October 2, 2003, (the "Underwriting Agreement") by and among the Issuer, the Guarantor, Merrill Lynch and Co., Merrill



        Austin    Dallas    Houston    London    Los Angeles    New York
                       The Woodlands    Washington, DC



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         Lynch, Pierce, Fenner & Smith Incorporated and each of the other
         Underwriters named in Schedule A of the Underwriting Agreement (collectively, the "Underwriters");

                  (vii) the Form T-1 of the Trustee filed on October 2, 2003;
         and

                  (viii) the form of the Notes.

                  We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such records of the Obligors and such other agreements, certificates of public officials, certificates of officers and other representatives of the Obligors and others, and such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

                  In rendering the opinions expressed below, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of the signatures on all documents that we have examined, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies and (iv) the authenticity of the originals of such documents. In conducting our examination of executed documents or documents to be executed, we have assumed, without independent investigation, that all parties thereto, other than the Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth below with respect to the Obligors, the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Obligors and others.

                  Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the qualifications and limitations set forth herein, we are of the opinion that when the Notes (in the form examined by us) have been duly executed by the Issuer and the Guarantor, and authenticated, issued and delivered by the Trustee in accordance with the terms of the Indenture:

                  1. The Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, under the laws of the State of New York which are expressed to govern the same, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium, reorganization or other similar laws affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, without limitation, reasonableness, good faith, materiality and fair dealing; and

                  2. The Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with their terms, under the laws of the State of New York which are expressed to govern the same, except as may be limited by (i)


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the effects of bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium, reorganization or other similar laws affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding in equity or at law), including, without limitation, reasonableness, good faith, materiality and fair dealing.

                  In rendering the opinions set forth above, we have assumed, without independent investigation, that (a) the execution and delivery by the Issuer of the Indenture and the Notes, the execution and delivery by the Guarantor of the Indenture and the notations on the Notes relating to the Guarantee, and the performance by each of the Obligors of its obligations under the Indenture and the Notes, do not and will not violate, conflict with or constitute a default under any agreement or instrument to which either Obligor or its properties is subject and (b) each of the Obligors is validly existing and in good standing under the laws of its jurisdiction of formation and has complied with all aspects of such laws in connection with the issuance of the Notes and the related transactions. Also, our opinion set forth above as to the Issuer is subject to possible judicial action giving effect to foreign governmental actions or foreign laws affecting creditors' rights.

                  We express no opinion other than as to the federal laws of the United States of America to the extent specifically referred to herein and the laws of the State of New York and the Delaware General Corporation Law (other than, in either case, municipal and local ordinances and regulations). We hereby consent to the to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission relating thereto.



                                          Very truly yours,

                                          /s/  ANDREWS KURTH LLP